 TERMINATION AGREEMENT
by and between
AC KINETICS, INC.

and
CAPSTONE COMPANIES, INC.
Dated effective as of June 27, 2016

LIST OF EXHIBITS

Exhibit A Surviving Contracts
Exhibit B Terminated Contracts

TERMINATION AGREEMENT

This Termination Agreement, effective this 27 day of June, 2016 (the "Agreement"), is by and between AC Kinetics, Inc., a Delaware corporation (the "Company"), and Capstone Companies, Inc., a Florida corporation (the "Stockholder").  The Stockholder and the Company are sometimes individually referred to as a "Party," and collectively, the "Parties."  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

A. The Stockholder owns all of the issued and outstanding shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the "Securities");
B. Neil Singer (the "Purchaser"), together with his wife, Lydia Singer, owns 1,000 shares of the Class A Common Stock, par value $0.001 per share, of the Company;
C. The Company, the Stockholder and the Purchaser are concurrently entering into that certain Securities Purchase Agreement (the "Purchase Agreement") whereby the Purchaser shall purchase all of the Securities in exchange for the making by the Purchaser to the order of the Stockholder that certain Note (as defined below), subject to the terms and conditions set forth herein;
D. Following the Closing (as defined below), but prior to the occurrence of the Koch Transactions (as defined below), (1) the Purchaser shall assign the Note to NLO Holdco, LLC, a Delaware limited liability company ("NLO"), together with certain of his other assets and certain of his other liabilities, in exchange for certain membership interests of NLO, and (2) immediately following such assignment, each of the Company and NLO shall assign all or substantially all of its respective assets and certain of its respective liabilities (including, with respect to NLO, the Note) to ACK NLO, LLC, a Delaware limited liability company ("Newco"), in exchange for all of the membership interests of Newco in percentages determined by an independent appraisal of the relative values of the assets and liabilities to be contributed by each of the Company and NLO to Newco (collectively, the "Asset Transfers"), and, except as otherwise set forth in the operating agreement of Newco, all allocations and distributions of Newco will be apportioned between the Company and NLO in accordance with their respective membership interests in Newco;
E. Newco is contemplating entering into certain agreements with Koch Minerals, LLC and its Affiliates ("Koch") following the Asset Transfers, including a credit agreement relating to the proposed extension of credit to Newco by Koch, and the related proposed option agreement pursuant to which Koch would be granted the option to purchase the assets of Newco (the "Koch Transactions");
F. In connection with the Koch Transactions, the Stockholder and Koch would enter a Subordination Agreement (the "Subordination Agreement"), to be agreed and acknowledged by ACK, NLO and Newco, whereby the Stockholder shall, effective with the Koch Transactions, subordinate its rights as an ultimate creditor of Newco with respect to the Note and otherwise to those of Koch;
G. In connection with and as consideration for the Purchase Agreement, the Subordination Agreement, the Note and the Asset Transfers, the Parties hereto desire to terminate the Terminated Contracts (as defined below) on the terms and subject to the conditions set forth herein; and
H. The Parties acknowledge and agree that Koch would not pursue or enter into the Koch Transactions without the Parties and their respective Affiliates entering into and performing their respective obligations under this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Termination of the Terminated Contracts. Subject to the terms and conditions of this Agreement, each Terminated Contract is hereby terminated as of the date first written above (the "Termination Date"). From and after the Termination Date, the Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder (and any other party thereto) shall terminate and be null and void, effective as of the Termination Date, except for any rights and obligations of the parties thereto that are expressly designated to survive the termination of such Terminated Contract as set forth on Exhibit B attached hereto, subject to the terms and conditions of this Agreement.  For purposes of this Agreement, "Terminated Contracts" means all Contracts between the Stockholder and the Company or their respective Affiliates, as applicable, including those set forth on Exhibit B attached hereto, other than the Surviving Contracts.  "Surviving Contracts" means the Contracts between the Stockholder and the Company or their respective Affiliates, as applicable, set forth on Exhibit A attached hereto, except for any rights and obligations of the parties thereto that are expressly designated to terminate as set forth on Exhibit A attached hereto, subject to the terms and conditions of this Agreement.
2. Miscellaneous.
(a) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party without the prior written consent of the other Parties; provided, however, that the Company may assign this Agreement and any or all rights or obligations hereunder without consent to any Affiliate or Affiliates of the Company (including Newco) or any Person or Persons to which the Company or any of its Affiliates sells, transfers, assigns or delegates all or any portion of its equity securities or its assets or business.  Upon any such permitted assignment, the references in this Agreement to the Company shall also apply to any such assignees unless the context otherwise requires.
(b) Headings.  The headings contained in this Agreement are included for purposes of convenience only and do not affect the meaning or interpretation of this Agreement.
(c) Integration, Modification and Waiver.  This Agreement, together with the Exhibits delivered hereunder, the Purchase Agreement, any surviving provisions of the Terminated Contracts pursuant to Section 1, and (when executed) the Ancillary Agreements, constitute the entire agreement between the Parties with respect to the subject matter hereof (specifically the Terminated Contracts) and supersedes all prior understandings of the Parties with respect thereto.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the Company and the Stockholder.  No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the Party making the waiver.
(d) Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly indicates otherwise: (a) each definition herein includes the singular and the plural, (b) each reference herein to any gender includes the masculine, feminine and neuter where appropriate, (c) the words "include" and "including" and variations thereof shall not be deemed terms of limitation, but rather shall be deemed to be followed by the words "without limitation," (d) the words "hereof," "herein," "hereto," "hereby," "hereunder" and derivative or similar words refer to this Agreement as an entirety and not solely to any particular provision of this Agreement, (e) each reference in this Agreement to a particular Article, Section or Exhibit means an Article or Section of, or an Exhibit to, this Agreement, unless another agreement is specified, (f) unless otherwise specified, any definition of or reference to any Contract, instrument, document or Law herein shall be construed as referring to such Contract, instrument, document or Law as it may from time to time be amended, supplemented or otherwise modified, (g) any accounting term not defined herein shall have the meaning ascribed to it under GAAP and (h) all references to "$" or "Dollars" shall mean U.S. Dollars.
(e) Severability.  If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby.
(f) Notices.  All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given and delivered (i) when delivered in person, (ii) when sent by electronic mail transmission (with read receipt confirmed), (iii) one Business Day after having been dispatched by a nationally recognized overnight courier service or (iv) upon tender by the U.S. Post Office after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate Party at the following address:
If to the Stockholder:
Capstone Companies, Inc.
350 Jim Moran Boulevard
Deerfield Beach, Florida  33442
Attention: Stewart Wallach, Aimee Gaudet and Gerry McClinton
Email:swallach@capstoneindustries.com; aimee@capstonecompaniesinc.com; gmcclinton@capstoneindustries.com

If to the Company:
AC Kinetics, Inc.
20 Bedford Road
Armonk, New York 10504
Attention: Neil Singer, PhD
Email: nsing@ackinetics.com

with a copy to (which will not constitute notice):
Sherman Wells Sylvester & Stamelman LLP
210 Park Avenue, Suite 200
Florham Park, New Jersey 07932
Attention: Andrew J. Stamelman, Esq.
Email: astamelman@shermanwells.com

Any Party may change its address, electronic mail address or facsimile number for the purposes of this Section 2(f) by giving notice to the other Parties as provided in this Agreement.

(g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Delaware without regard to principles of conflicts of Law.
(h) Jurisdiction and Venue.  Each of the Parties acknowledges and agrees that this Agreement involves at least $100,000, and that it has been entered into in express reliance on Section 2708 of the Delaware Code.  Each of the Parties hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof, in any judicial proceeding brought against any of the Parties in connection with any controversy or claim arising out of or relating to this Agreement, the Purchase Agreement or the Ancillary Agreements, or the breach hereof or thereof (each, a "Proceeding") and agrees that all claims in respect of any such Proceeding may be heard and determined in any such court, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding or other Action except in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, the U.S. federal courts sitting in the State of Delaware, and if jurisdiction in any of the foregoing courts is unavailable, any U.S. federal or state court in which jurisdiction and venue are proper.
(i) Waiver of Jury Trial.  EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY

(j) No Third Party Beneficiaries.  Except as otherwise set forth in this Section 2(j), this Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such respective successors and permitted assigns, any legal or equitable right or remedy of any nature whatsoever hereunder.  Notwithstanding the foregoing, (i) this Agreement is an integral part of the Koch Transactions, (ii) Koch would not enter into the Koch Transactions but for the entry into, and the performance of their respective obligations under, this Agreement by the Parties and their Affiliates and (iii) the Parties hereby designate Koch as third-party beneficiaries of this Agreement having the right to enforce all provisions of this Agreement against each Party, its Affiliates, and their successors and assigns.
(k) Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures transmitted by facsimile or electronic mail shall be deemed originals for purposes of this Agreement.

[SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this Agreement effective as of the day and year first above written.

AC KINETICS, INC.
a Delaware corporation

By: /s/ Neil Singer
Name:	Neil Singer
Title:	President

IN WITNESS WHEREOF, the Stockholder has executed this Agreement effective as of the day and year first above written.
CAPSTONE COMPANIES, INC.
a Florida corporation

By: /s/ James G. McClinton
Name:	James G. McClinton
Title: C.F.O.

EXHIBIT A
SURVIVING CONTRACTS
1.	Termination Agreement, dated effective as of June 27, 2016, by and between AC Kinetics, Inc. and Capstone Companies, Inc.
2.	Securities Purchase Agreement, dated effective as of June 27, 2016, by and among Neil Singer, AC Kinetics, Inc. and Capstone Companies, Inc.
3.	Option Agreement, effective as of June 27, 2016 by and between Involve LLC and Capstone Companies, Inc.
4.
Subordination Agreement, made as of June 27, 2016 to be effective as of the Effective Date (as defined therein), by and between Koch Minerals, LLC and Capstone Companies, Inc. and acknowledged and agreed to by each of AC Kinetics, Inc., NLO Holdco, LLC and ACK NLO, LLC.

5.	Note, dated June 27, 2016, from Neil Singer, in favor of Capstone Companies, Inc.
6.	Letter Agreement re: Confidentiality Agreement, dated February 3, 2016, by and among AC Kinetics, Inc., Capstone Companies, Inc. and Koch Minerals, LLC.

EXHIBIT B
TERMINATED CONTRACTS
1.	Letter Agreement, dated January 15, 2013, by and between AC Kinetics, Inc. and Capstone Companies, Inc.
2.	Royalty Agreement, dated January 15, 2013, by and between AC Kinetics, Inc. and Capstone Companies, Inc.